Exhibit 5

                          Certification Under Rule 466

The Depositary, The Bank of New York, represents and certifies the following:

(1)      That it  previously  has  filed a  Registration  Statement  on Form F-6
         (Sanofi-Synthelabo, Registration No. 333-91658) which the Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement except for the number of foreign securities a Depositary Share represents.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                                                THE BANK OF NEW YORK,

                                                As Depositary

                                                By:  /s/ Vincent J. Cahill, Jr.
                                                     --------------------------
                                                     Vincent J. Cahill, Jr.
                                                     Vice President